Exhibit 10.3.1

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

Between

ESA CANADA OPERATING LESSEE INC.

(LESSEE)

and

HVM L.L.C.

(MANAGER)

and

HVM CANADA HOTEL MANAGEMENT ULC

(CANADA EMPLOYER)

November 30, 2012

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this “Agreement”) is made as of November 30, 2012 by and between ESA CANADA OPERATING LESSEE INC. (f/k/a BRE/ESA Canada Lessee Inc.), an Ontario corporation (“Lessee”), HVM L.L.C. (f/k/a Homestead Village Management, LLC), a Delaware limited liability company (“Manager”), and HVM CANADA HOTEL MANAGEMENT ULC, an Alberta unlimited liability corporation (“Canada Employer”; and together with Manager, collectively, the “Management Parties”).

BACKGROUND

A. Lessee and the Management Parties entered into that certain Management Agreement dated as of October 8, 2010 (the “Original Management Agreement”), pursuant to which the Management Parties agreed to render certain services in connection with the management and operation of the Hotels (as defined in the Original Management Agreement) to Lessee on the terms and subject to the conditions set forth in the Original Management Agreement; and

B. Lessee and the Management Parties wish to amend and modify the Original Management Agreement as hereinafter set forth.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Operating Lease Definition. Paragraph B of the Background Section of the Original Management Agreement is hereby restated in its entirety to read as follows:

“B. Owner has entered into that certain Lease Agreement dated as of October 8, 2010 with Lessee (as the same may be amended, restated, supplemented or otherwise modified, the “Operating Lease”) pursuant to which Owner has leased the Hotels to Lessee pursuant to the terms thereof;”

2. Reimbursement of Certain Expenses. Section 10.2 of the Original Management Agreement is hereby restated in its entirety to read as follows:

“Section 10.2 Reimbursement of Certain Expenses. Notwithstanding the provisions of Article V (but subject to the Annual Business Plan), Lessee shall reimburse the applicable Management Party for all of the following property-level costs and expenses incurred in managing and operating the Hotels: (i) the salaries or wages of any officers, directors or employees of Canada Employer or any of its Affiliates who shall be regularly or temporarily employed or assigned on a full-time basis at the Hotels for the period of such employment or assignment; (ii) personnel providing in-house legal services to the Management Parties or any of their Affiliates in connection with matters involving the Hotels, which services shall be charged at rates equal to or less than the Management Parties’ or such Affiliate’s costs associated with such services (provided, that to the extent such services are provided to Lessee and other lessees, owners or other clients of Manager and/or Manager’s Affiliates on a group rather than on an individual basis, the cost of such services shall be allocated on a fair and equitable basis among Lessee and such other lessees, owners or other clients benefiting therefrom in the manner, if any, described in the Annual Business Plan); (iii) the out-of-pocket expenses of employees of the Management Parties’ or any of their Affiliates incurred in connection with the management and operation of the Hotels (provided, that to the extent such services are provided to Lessee and other lessees, owners or other clients of Manager and/or Manager’s Affiliates on a group rather than on an individual basis, the cost of such services shall be allocated on a fair and equitable basis among Lessee and such other lessees, owners or other clients benefiting therefrom in the manner, if any, described in the Annual Business Plan); and (iv) certain other services (including general and administrative) (collectively, the “Group Services”) best provided to Lessee and other lessees, owners or other clients of Manager and/or Manager’s Affiliates on a group rather than on an individual basis, the cost of which Group Services shall be allocated on a fair and equitable basis among Lessee and such other lessees, owners or other clients benefiting therefrom in the manner described in the Annual Business Plan, including, without limitation, the following: (A) advertising, sales and marketing, (B) payroll processed through Automatic Data Processing Inc. (or other companies providing similar services), and MIS support services; (C) accounting services; (D) revenue management; (E) facilities and purchasing services; (F) information technology services; (G) reservation services; (H) travel agent commissions; and (I) Centralized Services. All costs and expenses incurred by Manager or Canada Employer in Canadian Dollars, including, without limitation, costs and expenses of Canada Employer in connection with its employment of Regional Employees in accordance with Section 3.1(b), shall be reimbursed in Canadian Dollars.

3. Additional Transition Services. Section 12.5 of the Original Management Agreement is hereby deleted in its entirety and replaced with the following new Section 12.5 and Section 12.6:

“Section 12.5. Additional Obligations Upon Lender Termination. Capitalized terms used but not otherwise defined in this Section 12.5 shall have the meaning given to such terms in that certain Assignment of Management Agreement and Subordination of Management Agreement, dated as of the date hereof, by and among Lessee, ESA P Portfolio Operating Lessee, Inc., ESA P Portfolio MD Trust, ESA Canada Administrator L.L.C., ESA Canada Properties Trust, Lender (as defined therein) and Manager (the “AMA”). Subject to the provisions of Sections 8 and 9 of the AMA, if (I) upon the occurrence of a Termination Event, Lender elects to cause this Agreement to be terminated pursuant to clause (ii) of Section 5(a) of the AMA, or (II) Manager (on behalf of the Management Parties) elects to terminate this Agreement pursuant to Section 12.2 following a foreclosure or deed-in-lieu thereof where Lender or its designee takes title to the Property, then, at the election of Lender (to be specified in the written notice to Lessee and Manager specified in clause (ii) of Section 5(a) of the AMA), for a period continuing through the earlier of (x) the date that is twenty-four (24) months after the Termination Event or (y) such earlier date on which Lender provides written notice to Manager that the transition to a replacement manager is complete (the “Transition

Period”; the end of the Transition Period being the “Termination Date” in such case) the Management Parties shall (subject to Lender’s payment and the Management Parties’ receipt of all Management Fees, including reimbursement of all costs and expenses of the Management Parties that are reimbursable under and in accordance with this Agreement, during the Transition Period:

(a) subject to the terms of the AMA, continue to perform all of the Management Parties’ obligations under the terms of this Agreement and provide reasonable cooperation and assistance to Lender in conducting such diligence and related activities as Lender may from time to time reasonably request in anticipation of and in connection with the transfer of management of any one or more Individual Properties or any other Collateral to a replacement manager, including in respect of the reservation system, the marketing program and all Intellectual Property utilized by Manager in operating each Individual Property (such activities, collectively, the “Diligence Activities”); provided, that in connection with any such Diligence Activities, Lender shall pay or reimburse the Management Parties for all out-of-pocket costs and expenses actually incurred by the Management Parties without duplication of any costs or expenses reimbursed under the Management Agreement or Services Agreement;

(b) in order to facilitate the orderly transition as a going concern of the hotel business conducted at the Properties by Borrower, Lessee and the other Loan Parties and the ability of Lender to transfer that business to a third party subsequent to the commencement of the Transition Period, shall provide reasonable cooperation and transition assistance to Lender, any successor owner of any one or more Individual Properties and/or any third party replacement manager or management company identified by Lender, which assistance shall consist of the following: (A) complying with all obligations set forth in Section 12.3 and Section 12.4 of this Agreement for the entire term of the Transition Period, notwithstanding the ninety (90) day period set forth therein, (B) operating the Properties as part of a national advertising program otherwise applicable to its hotels, (C) including the Properties in the central reservation system for all hotels operated under the ESA Brand and any third party software owned and/or licensed by Manager and used by Manager or any Person in managing and operating the Collateral, in each case, as provided in this Agreement and substantially in accordance with Manager’s then current practice, (D) subject to any limitations or restrictions imposed by applicable law, providing reasonable access to, and upon reasonable request transferring to Lender, any successor owner of any one or more Individual Properties and/or any third party replacement manager or management company identified by Lender (each, a “Transition Party” and collectively, the “Transition Parties”) all guest data (to the extent maintained or compiled by the Management Parties on behalf of Borrower or any other Loan Party) and Individual Property-level employee data relating to the operation of the Properties, (E) maintaining and cooperating with Lender to effectuate the transfer (to the extent transferable), at Lender’s request and at Lender’s sole cost and expense, of all licenses, permits, authorizations held by the Management Parties and necessary for the operation of each Individual Property,

(F) delivering to the Transition Parties any Hotel Information, financial information and other books and records relating to the operation of the Individual Properties which are in the control of the Management Parties and which are required to be delivered by the Management Parties under this Agreement or are otherwise reasonably requested, (G) providing onsite access at reasonable times and upon reasonable notice to the office of the Management Parties for inspection of books and records and observation of operations (which shall not be construed to include any training activities) as provided in this Agreement, (H) providing reasonable access to senior management of the Management Parties to discuss the provision of the services contemplated hereby at reasonable times and upon reasonable notice, (I) subject to any limitations or restrictions imposed by applicable law, providing the Transition Parties with employment records with respect to (1) Individual Property-level employees that Lender is seeking to transfer and (2) back-office employees that provide services exclusively to one or more Individual Properties; provided, that such employees do not provide services to other assets managed by Manager (collectively, “Target Employees”), (J) providing reasonable access to Target Employees upon reasonable notice to permit the Transition Parties to offer employment to such employees in connection with such transfer, (K) providing Centralized Services to the Transition Parties for the operation of the Collateral, subject to the terms and provisions of this Agreement and (L) taking all reasonable steps necessary, subject to availability of sufficient Property revenue, to keep in full force and effect during the Transition Period all insurance policies and coverages required under this Agreement (such services, collectively, the “Transition Services”); and

(c) if requested by the Transition Parties, reasonably cooperate with the Transition Parties at no cost or expense to the Management Parties, in identifying and contracting third-party licensors, vendors and providers of software used or licensed in the operation of the centralized reservation system, website and property management system to secure any required consents necessary for a Transition Party to continue operating the Collateral.

Section 12.6. Survival. The provisions of Sections 12.3, 12.4, and 12.5 shall survive the expiration or earlier termination of this Agreement.”

4. Notices. In accordance with Section 17.9 of the Original Management Agreement, the parties hereby designate the following notice addresses:

If to Lessee:	c/o Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attention: William D. Rahm
Facsimile No.: (212) 672-5001
Attention: General Counsel and Scott Hopson
Facsimile No.: (212) 672-4501 and (212) 672-4526

and to:	c/o Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Michael Barr
Facsimile No.: (212) 351-5892
Attention: General Counsel
Facsimile No.: (212) 977-9505

and to:	c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: A.J. Agarwal
Facsimile No.: (212) 583-5725
Attention: William J. Stein
Facsimile No.: (212) 583-5726
Attention: General Counsel
Facsimile No.: (646) 253-8983

If to the Management
Parties:	11525 North Community House Road
Charlotte, North Carolina 28277
Attention: Chief Legal Officer
Facsimile No.: (980) 335-3089
Attention: Chief Financial Officer
Facsimile No.: (980) 345-2090

5. Ratification. All provisions of the Original Management Agreement, as hereby amended, are hereby ratified and declared to be in full force and effect. All references in the Original Management Agreement to the “Agreement”, “herein”, “hereunder” or terms of similar import shall be deemed to refer to the Original Management Agreement, as amended by this Agreement.

6. Applicable Law. This Agreement shall be construed under, and governed in accordance with, the laws of the State of New York.

7. Successors Bound. This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and assigns, and shall be binding and inure to the benefit of the Management Parties and their permitted assigns.

8. Headings. Headings of sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular sections to which they refer.

9. Incorporation of Recitals. The recitals set forth in the preamble of this Agreement are hereby incorporated into this Agreement as if fully set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

LESSEE:

ESA CANADA OPERATING LESSEE INC., an Ontario corporation

By:

	Name:	Susanne Clark
	Title:	Authorized Signatory

MANAGER:

HVM L.L.C., a Delaware limited liability company

By:	HVM Manager 2 LLC, a Delaware limited liability company, its manager

By:
Name:
Title:

CANADA EMPLOYER:

HVM CANADA HOTEL MANAGEMENT ULC, an Alberta unlimited liability corporation

	By:	HVM L.L.C., a Delaware limited liability company, its sole member

		By:	HVM Manager 2 LLC, a Delaware limited liability company, its manager

By:
Name:
Title:

AMENDMENT TO MANAGEMENT AGREEMENT (CANADA)

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

LESSEE:

ESA CANADA OPERATING LESSEE INC., an Ontario corporation

By:
Name:
Title:

MANAGER:

HVM L.L.C., a Delaware limited liability company

By:	HVM Manager 2 LLC, a Delaware limited liability company, its manager

By:

		Name:	Vivek Melwani
		Title:	Authorized Signatory

CANADA EMPLOYER:

HVM CANADA HOTEL MANAGEMENT ULC, an Alberta unlimited liability corporation

	By:	HVM L.L.C., a Delaware limited liability company, its sole member

		By:	HVM Manager 2 LLC, a Delaware limited liability company, its manager

By:

			Name:	Vivek Melwani
			Title:	Authorized Signatory

AMENDMENT TO MANAGEMENT AGREEMENT (CANADA)